UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2004

Gladstone Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1616 Anderson Road, Suite 208 McLean, Virginia	22102
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 286-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2004, Gladstone Capital Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and Ferris, Baker Watts, Incorporated, BB&T Capital Markets, J.J.B. Hillliard, W.L. Lyons, Inc. and Stifel, Nicolaus & Company, Incorporated (collectively, the “Underwriters”).

A copy of the Underwriting Agreement is filed as an exhibit to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form N-2 (No. 333-100385) filed with the Securities and Exchange Commission on September 28, 2004.  The following description of the Underwriting Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to buy, an aggregate of 1,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with a public offering of the Common Stock.  The offering price to the public was $22.75 per share, with the shares being sold to the underwriters at the price of $21.6125 per share (representing a discount of 5% off the public offering price).  The offer and sale of the Common Stock was effected under the Company’s existing $75,000,000 shelf registration statement. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable within 30 days of the date of the Underwriting Agreement, to purchase up to an additional 150,000 shares (the “Option Shares”) of Common Stock upon the same terms as the Firm Shares solely for the purpose of covering over-allotments. As described in Item 8.01 below, the Underwriters exercised the over-allotment option in full and the sale of the Firm Shares and the Option Shares closed on September 30, 2004.

The Underwriting Agreement contains customary representations and warranties on the part of the Company. The closing of the offering was subject to the satisfaction or waiver, prior to September 30, 2004, of a number of closing conditions customary for public offerings of this type.  The Underwriting Agreement also contains customary indemnification and contribution provisions whereby the Company and the Underwriters have agreed to indemnify one another against certain liabilities, including against liabilities under federal securities laws and to contribute to payments made in respect of such liabilities in certain circumstances.

Item 8.01 Other Events.

On September 28, 2004, the Company announced that it had entered into the Underwriting Agreement providing for the offer and sale of 1,000,000 shares of Common Stock at a public offering price of $22.75 per share.  Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on September 28, 2004.

On September 30, 2004, the Company announced that it had closed its previously announced public offering of 1,000,000 firmly underwritten shares of Common Stock.  On September 30, 2004, the Company also announced that the underwriters of the public offering had exercised their over-allotment option to purchase an additional 150,000 shares of Common Stock, with the closing of the Option Shares also occuring on September 30, 2004.  The closings of the firmly underwritten offering and the over-allotment option collectively provided the Company with aggregate net proceeds of approximately $24,500,000 after deducting underwriting discounts and estimated offering expenses.  Attached as Exhibit 99.2 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on September 30, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit 99.1 – Gladstone Capital Corporation press release dated September 28, 2004.

Exhibit 99.2 – Gladstone Capital Corporation press release dated September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)

Date:	October 1, 2004	By:	/s/ Harry Brill
(Harry Brill, Chief Financial Officer)